Exhibit 99.1

FOR IMMEDIATE RELEASE

(All amounts in Canadian dollars)

Tim Hortons Inc. announces coupon rate of 4.20% for

$200 million debt offering of senior 7-year notes:

Net proceeds to primarily refinance a portion of existing debt

NOT FOR DISSEMINATION IN THE UNITED STATES OR OVER U.S. WIRE SERVICES

OAKVILLE, ONTARIO, (May 27th, 2010): Tim Hortons Inc. (TSX: THI, NYSE: THI) announced today that it has priced its issue of $200 million principal amount of senior unsecured 4.20% notes due June 1, 2017. The offering is expected to close June 1, 2010 with proceeds of $199.2 million net of agent commissions. The notes are being offered on a private placement basis in reliance upon exemptions from the prospectus requirements under applicable Canadian securities legislation. The notes will bear interest at a fixed annual coupon rate of 4.20% over the seven year term, payable in equal semi-annual payments.

The debt offering was significantly oversubscribed, indicating strong market support for the Company. Net proceeds are intended to be used primarily to refinance a portion of existing bank debt and for general corporate purposes.

The notes have been rated A (low) with a Stable trend by DBRS Limited. The issue was offered on an agency basis by a syndicate of dealers co-led by RBC Capital Markets and Scotia Capital Inc. Other syndicate members include: J.P. Morgan Securities Canada Inc., TD Securities Inc., CIBC World Markets Inc. and BMO Nesbitt Burns Inc.

This news release does not constitute an offer to sell, or the solicitation of an offer to buy, the securities in the United States or any other jurisdiction. The securities have not been and will not be registered under the U.S. Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an exemption from the registration requirement under the U.S. Securities Act and applicable state securities laws. The securities being offered have not been approved or disapproved by any Canadian or U.S. securities regulatory authority.

Safe Harbor Statement

Certain information in this news release, particularly information regarding the use of proceeds from the offering and the rating of the notes, constitute forward-looking information within the meaning of Canadian securities laws and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We refer to all of these as forward-looking statements. Various factors including competition in the quick service segment of the food service industry, general economic conditions and others described as “risk factors” in the Company’s 2009 Annual Report on Form 10-K, filed March 4th, 2010 with the U.S. Securities and Exchange Commission and Canadian securities administrators, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. As such, readers are cautioned not to place undue reliance on forward-looking statements contained in this news release, which speak only as of the date hereof. Forward-looking statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to, assumptions about: the absence of a material increase in competition within the quick service restaurant segment of the food service industry; the absence of an adverse event or condition that damages our strong brand position and reputation; continuing positive working relationships with the majority of the Company’s franchisees; there being no significant change in the Company’s ability to comply with current or future regulatory requirements; the absence of any material adverse effects arising as a result of litigation; and general worldwide economic conditions. We are presenting this information for the purpose of informing you of management’s current expectations regarding these matters, and this information may not be appropriate for any other purpose. We assume no obligation to update or alter any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law. Please review the Company’s Safe Harbor Statement at www.timhortons.com/en/about/safeharbor.html.

Tim Hortons Inc. Overview

Tim Hortons is the fourth largest publicly-traded restaurant chain in North America based on market capitalization, and the largest in Canada. Tim Hortons appeals to a broad range of consumer tastes, with a menu that includes coffee and donuts, premium coffees, flavoured cappuccinos, specialty teas, home-style soups, fresh sandwiches and fresh baked goods. As of April 4th, 2010, Tim Hortons had 3,592 systemwide restaurants, including 3,029 in Canada and 563 in the United States. More information about the Company is available at www.timhortons-invest.com.

For Further information:

Investors: Scott Bonikowsky, (905) 339-6186 or investor_relations@timhortons.com

Media: David Morelli, (905) 339-6277 or morelli_david@timhortons.com